Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

November 10, 2003

To each of the persons
named on Schedule I hereto:

Dear Sirs:

     This will confirm that in consideration of the consummation of the merger of BI-USAIG Acquisition Corp. (“BI-USAIG”), a wholly-owned subsidiary of The BISYS Group, Inc. (the “Company”), with and into USA Insurance Group, Inc. (“USA”), pursuant to the Agreement and Plan of Merger dated as of November 10, 2003 among BI-USAIG, USA and the other persons named therein (the “Merger Agreement”), in which an aggregate number of shares of common stock, $.02 par value, of the Company (the “Shares”) set forth on Schedule I hereto opposite your name will be issuable to you upon conversion of shares of Common Stock of, or other equity interests in, USA, the Company hereby covenants and agrees with each of you, as follows:

     1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

     “Agreement” shall mean this Registration Rights Agreement between the Company and you.

     “Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act (hereinafter defined).

     “Common Stock” shall mean the common stock, $.02 par value, of the Company.

     “Distribution Period” shall mean the period commencing on the effective date of the registration statement referred to in Sections 2 and 3 hereof and ending on the earlier to occur of (i) the sale of all of the Registerable Stock (hereinafter defined) covered by such registration statement or (ii) the second anniversary of the Effective Time.

     “Effective Time” shall mean the Effective Time of the Merger, as defined in the Merger Agreement.

     “Exchange Act” shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     “Merger” shall mean the merger of BI-USAIG with and into USA pursuant to the Merger Agreement.

     “Registerable Stock” shall mean (a) shares of Common Stock issued to you in the Merger and owned by you or a person or entity specified in clause (ii), (iii) or (iv) of Section 8(a) of this Agreement, and (b) any Common Stock issued or issuable with respect to the Shares by way of replacement, stock dividend, stock-split or combination of shares of Common Stock recapitalization, merger, consolidation, reorganization, or otherwise (unless such shares have been already registered under the Securities Act); provided, however, that such shares of Common Stock shall cease to be Registerable Stock when sold pursuant to a registration statement filed pursuant to the Agreement.

     “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2. Registration of Registerable Stock.

     As soon as practicable after the Effective Time, the Company shall use its reasonable best efforts to register under the Securities Act for public resale all shares of Registerable Stock. The Company shall not be obligated to effect registration of Registerable Stock pursuant to this Section 2 on more than one occasion.

     3. Registration Procedures. The Company shall, as expeditiously as is practicable after the Effective Time:

     (a) (i) prepare, submit to you and to one counsel for the sellers of Registerable Stock, for a reasonable opportunity to review, and thereafter file with the Commission as soon as practicable, a registration statement with respect to such Registerable Stock (which shall be on Form S-3 if the Company is then eligible to use such form and otherwise on such other form of general applicability acceptable to the Company), and (ii) use its reasonable best efforts to cause such registration statement to become and remain continuously effective during the Distribution Period.

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective during the Distribution Period.

     (c) furnish to each seller of Registerable Stock such number of copies of the registration statement and the prospectus included therein and any amendment or supplement thereto as such person may reasonably request in order to facilitate the public sale of the Registerable Stock covered by such registration statement;

     (d) use its best efforts to register or qualify the Registerable Stock covered by such registration statement under the securities or blue sky laws of a reasonable number of jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any jurisdiction);

     (e) promptly notify each seller of Registerable Stock (i) when such registration statement or any amendment or supplement thereto or to the prospectus contained therein has been filed, (ii) of any request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information from such seller, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registerable Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

     (f) promptly notify each seller of Registerable Stock at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company is aware as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as practicable thereafter prepare and file with the Commission a supplement or amendment to such prospectus, such registration statement or any document incorporated therein by reference, or make such other filing, such that as thereafter delivered to the purchasers of Registerable Stock the prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading provided, however, in no event shall the registration statement be unavailable (i) for any continuous period in excess of ninety (90) days or (ii) for an aggregate of one hundred twenty (120) days or more, during the Distribution Period.

     (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement.

     (h) use its best efforts to cause all Registerable Stock to be listed on the New York Stock Exchange or such inter-dealer quotation system on which Common Stock is then listed.

     In connection with each registration hereunder, each seller of Registerable Stock shall furnish to the Company in writing such information with respect to himself and the proposed distribution by him as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws, including, without limitation, such information as shall enable the Company to prepare prospectus supplements as and when required to enable bona fide pledgees or donees of such seller to sell shares of Registerable Stock under the registration statement filed pursuant to Section 2 hereof.

     4. Expenses. All expenses incurred by the Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses,

fees and disbursements of counsel and independent public accountants for the Company, fees of the New York Stock Exchange, Inc., transfer taxes, fees of transfer agents and registrars, and the reasonable fees and disbursements of one counsel for the holders of Registerable Stock will be paid by the Company in connection with the registration statement filed pursuant to Sections 2 and 3 hereof.

     5. Indemnification. Notwithstanding the indemnification obligations of Parent under Section 7.08(b) of the Merger Agreement, the Company will indemnify and hold harmless each seller of Registerable Stock under the registration statement filed pursuant to Sections 2 and 3 and each other person, if any, who controls such seller within the meaning of the Securities Act, and each partner, director or officer of such persons, against any losses, claims, damages or liabilities, joint or several, to which such seller, partner, officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the registration statement filed pursuant to Sections 2 and 3 hereof, any prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under any of the same in connection with the offering covered by such registration statement, and the Company will reimburse each such seller, partner, officer, director and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by such seller or any of its partners, officers, directors or such controlling person in writing specifically for use in such registration statement or prospectus.

     Each seller of such Registerable Stock under the registration statement filed pursuant to Sections 2 and 3 hereof, severally and not jointly, will indemnify and hold harmless the

Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, and each person who controls any of the foregoing within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement filed pursuant to Sections 2 and 3 hereof, any prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under any of the same in connection with the offering covered by such registration statement, and each such seller will reimburse the Company and each such officer, director and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus. Notwithstanding the foregoing, (i) no seller shall be liable for payments of amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld), and (ii) in no event shall the liability of any seller of Registerable Stock under this Section 5 in connection with any registration exceed the proceeds received by such seller from the sale of shares of Registerable Stock in such registration.

     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof; provided, however, that the failure of any indemnified party to give notice to such indemnifying party as provided herein shall not relieve such indemnifying party of its obligations under the foregoing provisions of this Section 5, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party, if it shall actually undertake the defense thereof, shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     Any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or shall have failed to defend such action in accordance with the preceding paragraph or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying Party shall not, without the consent of the indemnified Party, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment or enter into any settlement with respect to such action; provided, that, unless agreed to by the indemnified party, such judgment or settlement must include an unconditional release of the indemnified party from all liability in respect of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in the first two paragraphs of this Section 5 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registerable Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Registerable Stock, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Registerable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Registerable Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of

Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     6. Current Public Information. For so long as you hold Registerable Stock, the Company agrees with you as follows:

     (a) The Company shall use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof.

     (b) The Company shall use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act.

     (c) The Company shall furnish to each seller of Registerable Stock upon request (i) a written statement by the Company as to its compliance with the reporting requirements under the Exchange Act, as required for the use of Rule 144 under the Securities Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Registerable Stock to sell any such securities without registration.

     7. Effectiveness of this Agreement. This Agreement shall become effective at the Effective Time. If the Effective Time shall not occur, this Agreement shall be of no force and effect.

     8. Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided, however, that the obligations of the Company hereunder shall inure only to the benefit of (i) you, (ii) a person who shall become a holder of Registerable Stock by gift or by will or the laws of descent and distribution, (iii) an institutional lender to whom shares of Registerable Stock are bona fide pledged as collateral security for a loan, (iv) a broker-dealer to whom shares of Registerable Stock are bona fide pledged or (v) any entity in which you and members of your immediate family own in excess of 50% of the equity or beneficial ownership, and the term “Registerable Stock” as used herein shall be limited to Registerable Stock held by you or any such person or entity.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, addressed as follows:

     if to the Company, to it at: 90 Park Avenue, New York, New York 10016, Attention: Executive Vice President and General Counsel;

     if to any holder of Registerable Stock, at its address as set forth in Annex I hereto;

     if to any subsequent holder of Registerable Stock pursuant to Section 8(a) hereof to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a seller of Registerable Stock) or to the sellers of Registerable Stock (in the case of the Company).

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by the Company and by the holders of not less than a majority of the Registerable Stock.

          (e) The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registerable Stock in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to holders of Registerable Stock hereunder do not in any way conflict with any other agreement to which the Company is a party.

          (f) All remedies under this Agreement, or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called “this Agreement”) shall be a binding agreement between the Company and you.

Very truly yours,

THE BISYS GROUP, INC

	By:	s/Dennis Sheehan

	Name:	Dennis R. Sheehan
	Title:	President and Chief Executive Officer

AGREED TO AND ACCEPTED as of the date first above written:

s/Nancy A. Birt

Nancy A. Birt

s/Jacalyn Love DeVries

Jacalyn Love DeVries

s/Krista M. Fogleman

Krista M. Fogleman

s/Todd W. Crawford

Todd W. Crawford

s/Jord Hauge

Jord C. Hauge

James P. Love, IRA,
First Union Securities, Custodian

	By:	s/Les David Frate

Les David Frate

s/Marguerite Love

Maguerite Love, Trustee
Under Agreement Dated July 21, 1987

s/Patricia A. Love

Patricia A. Love

s/Philip W. Love II

Philip W. Love II, Trustee
Under Agreement Dated June 9, 1989

s/Richard P. Love, Jr.

Richard P. Love, Jr., Trustee
Under Agreement Dated July 20, 1987

s/Richard P. Love III

Richard P. Love III

Robert J. Love, IRA,
First Union Securities, Custodian

By:	s/Les David Frate

Les David Frate

s/William Love

William F. Love

s/David R. Tooley

David R. Tooley

s/David Zellmer

David Zellmer

s/Lisa M. Zizzo

Lisa M. Zizzo

Kingsway America, Inc.

By:	s/James Zuhlke

James Zuhlke, President

SCHEDULE I

Name and Address of Persons	Number of Shares of Company

Whom Shares are to be issued	Common Stock to be Issued

Nancy A. Birt	5,716
3600 Ficus Place
Grant, FL 32949

Jacalyn Love DeVries	38,108
130 Island View Drive
Indian Harbour Beach, FL 32937

Krista M. Fogleman and	2,858
Todd W. Crawford
4820 Butterworth Place NW
Washington, DC 20016

Jord C. Hauge	22,007
Tower One, Suite 700
1701 Gulf Road
Rolling Meadows, IL 60008

First Union Securities Cust.	5,647
F/B/O James P. Love, IRA
c/o First Union Clearing Corp.
10700 Wheatfirst Drive
Glen Allen, VA 23060

Marguerite Love, Trustee	267,695
Under Agreement Dated
July 21, 1987
4 Marine Isle Blvd., Unit 301
Indian Harbour Beach, FL 32937

Patricia A. Love	38,108
925 Highway A1A-Unit #605
Satellite Beach, FL 32937

Philip W. Love II, Trustee	95,325
Under Agreement Dated
June 9, 1989
5420 Willoughby Dr.
Melbourne, FL 32934

Name and Address of Persons	Number of Shares of Company

Whom Shares are to be issued	Common Stock to be Issued

Richard P. Love, Jr., Trustee	1,242,696
Under Agreement Dated
July 20, 1987
4 Marine Isle Blvd., Unit 301
Indian Harbour Beach, FL 32937

Richard P. Love III	23,351
2107 Parkside Place
Indian Harbour Beach, FL 32937

First Union Securities Cust.	17,960
F/B/O Robert J. Love, IRA
4230 State Route 306
Willoughby, OH 44094

William F. Love	4,763
3425 Saddle Brook Drive
Melbourne, FL 32934

David R. Tooley	286,530
653 Candlewood Way
Melbourne, FL 32940

David Zellmer	6,573
907 Bedford Lane
Libertyville, IL 60045

Lisa M. Zizzo	32,878
106 Island View Drive
Indian Harbour Beach, FL 32937

Kingsway America, Inc.	707,538
5310 Explorer Drive, Suite 200
Mississaugo, Ontario L4W 5H8
Canada

15